UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 6, 2024

BUSINESS FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2024 (the “Effective Date”), David R. “Jude” Melville III, the Chairman of the Board, President and Chief Executive Officer of Business First Bancshares, Inc. (the “Company”) and Chairman of the Board and Chief Executive Officer of b1BANK, a wholly owned subsidiary of the Company (the “Bank”), and N. Jerome “Jerry” Vascocu, the President of the Bank, elected to participate in the b1BANK Deferred Compensation Plan (the “Plan”).

The Plan provides that highly compensated or management-level employees or directors of the Company or any of its subsidiaries, as determined by the Committee (as defined herein), are eligible to participate in the Plan, subject to the satisfaction of specified enrollment conditions. A participant in the Plan may irrevocably elect to defer up to 80% of the participant’s base salary, up to 100% of any discretionary or annual incentive compensation or other bonuses paid to the participant, up to 100% of commissions payable to the participant for the applicable plan year, up to 100% of restricted stock unit awards under the Company’s equity compensation plan (“RSU Awards”), up to 100% of performance share unit awards under the Company’s equity compensation plan (“PSU Awards”) and up to 100% of cash compensation for services as a member of the board of directors of the Company (the “Board”), as applicable.

A participant’s deferrals will be credited to one or more accounts under the Plan and such account(s) will be credited or debited with earnings and losses based on the actual rate of return of investments selected by the person or persons appointed by the Board to administer the Plan (such person or persons, the “Committee”). Participants will be fully vested at all times in amounts credited to their respective account(s).

The Company may make additional contributions to a Participant’s account(s) under the Plan at any time and in any amount. Discretionary contributions credited to a participant’s account(s) under the Plan will vest based on the schedule or schedules determined by the Company in its sole discretion and communicated to the participant. The Company may also, in its sole discretion, make matching contributions under the Plan in order to restore matching contributions not received in the b1BANK Employee Retirement Plan and Trust due to statutory or regulatory restrictions applicable to that plan. Participants will be vested at all times in matching contributions credited to their account(s).

Amounts held in a participant’s account(s) under the Plan will be distributed upon the first to occur of the participant’s separation of service, disability or death, or at such date and time as the participant validly elects in accordance with the Plan. Subject to certain limited exceptions, distributions will be paid in lump sum or in annual installments over a period of up to 20 years, in each case, as provided in the Plan. Upon a finding that a participant has suffered a financial hardship, the Committee may, at the request of the participant and subject to the satisfaction of certain specified conditions, accelerate distribution of benefits and/or approve cancellation of deferral elections under the Plan. Additionally, the Committee may, in its sole discretion, make a limited cashout distribution to a participant of all amounts held in such participant’s accounts under the Plan, which distributions will be made in a lump sum, provided that any such distribution is made in accordance with applicable treasury regulations. Any required federal, state or local tax withholding may be withheld from any payment made pursuant to the Plan or from any other compensation payable to a participant.

As previously disclosed, on May 23, 2024, the shareholders of the Company approved the Business First Bancshares, Inc. 2024 Equity Incentive Plan (the “Incentive Plan”), which provided, among other things, for the issuance of RSU Awards, which would vest in equal installments over a three-year period following the issuance of such awards, and PSU Awards, which would vest upon the achievement of one absolute goal and one peer-relative goal for a three-year performance period. The Compensation Committee structured the long-term incentives to motivate executive officers to achieve multi-year strategic goals and deliver sustained long-term value to shareholders. On December 12, 2024, the Company made certain transitional grants under the Incentive Plan to compensate participants for losses suffered as a result of the changes to the award structure under the new Incentive Plan (the “Transitional Grants”). As part of the Transitional Grants, the Company issued to (i) Mr. Melville (a) 14,966 RSU Awards, which will vest in three substantially equal annual installments on the first, second and third anniversary of the issuance date, and (b) 14,966 PSU Awards, which will vest upon the achievement of one absolute goal and one peer-relative goal by December 12, 2027 and (ii) Mr. Vascocu (a) 7,657 RSU Awards, which will vest in three substantially equal annual installments on the first, second and third anniversary of the issuance date, and (b) 7,657 PSU Awards, which will vest upon the achievement of one absolute goal and one peer-relative goal by December 12, 2027.

In accordance with the Plan, Mr. Melville has elected to defer 100% of his Transitional Grants and 100% of the RSU Awards and PSU Awards earned by Mr. Melville during the calendar year ended December 31, 2025, with such deferred amounts, less applicable tax withholding amounts, to be paid to Mr. Melville in a lump sum on the first to occur of Mr. Melville’s separation of service, disability or death.

In accordance with the Plan, Mr. Vascocu has elected to defer 100% of his Transitional Grants, with such deferred amounts, less applicable tax withholding amounts, to be paid to Mr. Vascocu in equal annual installments over a 10-year period commencing on the first to occur of Mr. Vascocu’s separation of service, disability or death, and 100% of the RSU awards earned by Mr. Vascocu during the calendar year ended December 31, 2025, with such deferred amounts, less applicable tax withholding amounts, to be paid to Mr. Vascocu in a lump sum on the first to occur of Mr. Vascocu’s separation of service, disability or death.

The foregoing description of the Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	b1BANK Deferred Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS FIRST BANCSHARES, INC.

Date: December 12, 2024	By:	/s/ David R. Melville, III
David R. Melville, III.
President and Chief Executive Officer